Exhibit 10.15

UNSECURED NOTE

in the original principal amount of US$75,000,000.00

issued by

BIF III US AGGREGATOR (DELAWARE) LLC

in favour of

DAWN TOPCO L.P.

Issued effective as May 14, 2026

BIF III US AGGREGATOR (DELAWARE) LLC

UNSECURED NOTE

BIF III US Aggregator (Delaware) LLC (the “Borrower”) for value received hereby acknowledges itself indebted to and unconditionally promises to pay to or to the order of Dawn Topco L.P. (the “Lender”) on May 14, 2029 or such earlier or later date as all of the principal amount hereof may become due in accordance with the provisions hereof (such date being the “Maturity Date”), the aggregate principal sum of US$75,000,000.00 (the “Principal Amount”) in lawful money of the United States, and to pay interest on the principal amount of this Note outstanding from time to time at the rate and times and in the manner set forth herein.

ARTICLE 1

INTERPRETATION

1.1	Definitions

For the purposes of this Note:

1.1.1        “Applicable Law” means, in respect of any person, property, transaction, event or course of conduct, all applicable laws, statutes, rules, by-laws, regulations, regulatory policies and all applicable official directives, orders, judgements and decrees of Governmental Authorities;

1.1.2        “Borrower” means BIF III US Aggregator (Delaware) LLC, a limited liability company formed under the laws of the State of Delaware, and its successors and permitted assigns;

1.1.3        “Business Day” means a day (other than Saturday or Sunday) on which banks are generally open for business in Delaware, United States;

1.1.4        “Default” means any event or condition which, upon notice, lapse of time, or both, would constitute an Event of Default;

1.1.5        “Event of Default” has the meaning attributed to such term in Section  4.1;

1.1.6        “Governmental Authority” means any government, legislature, regulatory authority, agency, department, commission, board, instrumentality or rule-making entity of any government, legislature, or any court, tribunal, arbitration board or arbitrator or (without limitation to the foregoing) other law, regulation or rule making entity having or purporting to have jurisdiction in the relevant circumstances, or any person acting or purporting to act under the authority of any of the foregoing (including, without limitation, any arbitrator);

1.1.7        “Interest Payment Date” has the meaning attributed to such term in Section  2.2;

1.1.8        “Issue Date” means May 14, 2026;

1.1.9        “Lender” means Dawn Topco L.P., a limited partnership formed under the laws of the State of Delaware, and its successors and assigns;

1.1.10      “Maturity Date” has the meaning attributed to such term in the recital of this Note;

1.1.11      “Obligations” means all indebtedness, liabilities and other obligations owed to the Lender under this Note, whether actual or contingent, matured or not;

1.1.12      “person” means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative or Governmental Authority;

1.1.13      “Principal Amount” means the principal amount outstanding under this Note from time to time, being US$75,000,000.00 as at the date hereof, and which may be reduced by any prepayment amount or increased by any PIK Interest that accrues under Section 2.3;

1.1.14      “Note” means this unsecured note, as the same may be amended, restated or supplemented from time to time; the expressions “hereof”, “herein”, “hereto”, “hereunder”, “hereby” and similar expressions refer to this Note as a whole and not to any particular Article or Section, or other portion hereof or thereof;

1.1.15      “subsidiary” means, with respect to any person (the “parent”) at any date, any person of which securities or other ownership interests representing more than 50% of the combined Voting Stock of are owned directly or indirectly by such parent, or one or more subsidiaries of such parent;

1.1.16      “Subsidiary” means any subsidiary of the Borrower;

1.1.17      “Voting Stock” of any person means all shares, units, interests, participations, rights in or other equivalents of such person’s capital which ordinarily have voting power for the election of directors (or persons performing similar functions of such person), whether at all times or only so long as no class of securities has such voting power by reason of any contingency.

1.2	Gender and Number

Words importing the singular include the plural and vice versa, and words importing gender include all genders.

1.3	Interpretation Not Affected by Headings, etc.

The division of this Note into Articles, Sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Note.

1.4	Monetary References

Any reference in this Note to “Dollars”, “dollars” or the sign “$” shall be deemed to be a reference to lawful money of the United States.

1.5	References

Except as otherwise specifically provided, any reference in this Note to any contract, agreement, document or any other instrument shall be deemed to include references to the same as varied, amended, supplemented, restated or replaced from time to time, and any reference in this Note to any enactment, including without limitation, any statute, law, by-law, regulation, ordinance or order, shall be deemed to include references to such enactment as re-enacted, amended or extended from time to time.

1.6	Invalidity of Provisions

Each of the provisions contained in this Note is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

1.7	Actions on Days Other Than Business

Except as otherwise specifically provided herein, where any payment is required to be made or any other action is required to be taken on a particular day and such day is not a Business Day, then this Note shall be deemed to provide that such payment shall be made or such action shall be taken on the first Business Day after such day.

ARTICLE 2

PAYMENTS

2.1	Interest Rate

Interest shall accrue from and including the Issue Date on the Principal Amount at a rate of 3.54% per annum.

2.2	Calculation and Payment of Interest

Interest on the Principal Amount shall accrue from day to day, both before and after default, demand, maturity and judgement, and shall be calculated on the basis of the actual number of days elapsed and on the basis of a year of 365 days and shall be compounded and payable to the Lender in arrears on the last day of each calendar quarter (the “Interest Payment Dates”) being March 31, June 30, September 30 and December 31 in each year, with the first Interest Payment Date being June 30, 2026.

2.3	PIK Interest

If the Borrower fails to pay any amount of interest due on any Interest Payment Date then the shortfall in such payment (“PIK Interest”) will be immediately added to the Principal Amount and the then subsisting Principal Amount will be increased by the amount of PIK Interest.

2.4	Repayment of the Note

Subject to the terms and conditions of this Note, the Borrower shall not be required to make payments of principal on this Note until the Maturity Date. On the Maturity Date, the principal amount of this Note then outstanding, together with all accrued and unpaid interest and other amounts payable under this Note, shall be due and payable in full. The Borrower may, at its option, prepay this Note, in whole or in part, at any time prior to the Maturity Date on two (2) days prior notice to the Lender.

2.5	Application of Payments

Any amounts prepaid or repaid shall not be re-borrowed. All amounts prepaid or repaid shall be applied to the reduction of the Principal Amount or the reduction of the accrued and unpaid interest then outstanding as the Borrower may designate to the Lender.

2.6	Withholding Tax

The Borrower shall be entitled to deduct or withhold from amounts payable to the Lender and remit to the appropriate tax authorities any amount required to be so deducted, withheld or remitted under Applicable Law (for greater certainty, as such requirement is affected by the application of any tax convention which may be applicable from time to time) in respect of amounts payable to the Lender hereunder. There is no gross-up requirement for the Borrower.

ARTICLE 3

REPORTING REQUIREMENTS AND COVENANTS

3.1	Annual Financial Statements

The Borrower covenants and agrees to provide the Lender with the Borrower's annual non-consolidated financial statements, within 120 days of the end of each fiscal year of the Borrower, if such statements are requested by the Lender.

3.2	Quarterly Financial Statements

The Borrower covenants and agrees to provide the Lender with the Borrower's non-consolidated quarterly financial statements, within 90 days of the end of each of its fiscal quarters, if such statements are requested by the Lender.

3.3	Officer's Certificate

If such statements are requested by the Lender, the Borrower shall deliver to the Lender on a quarterly basis together with the statements provided for in Section  3.2, an Officer's Certificate certifying that no Event of Default has occurred hereunder, or, if an Event of Default has occurred, specifying the relevant particulars and the period of existence thereof and the actions taken or proposed to be taken by the Borrower with respect thereto.

ARTICLE 4

EVENTS OF DEFAULT AND REMEDIES

4.1	Events of Default

The occurrence of any of the following events shall constitute an Event of Default:

4.1.1        Default in Payment. If the Borrower defaults in the payment when due of any of the Obligations which require the payment of money to the Lender, unless such default is remedied within 5 Business Days after notice thereof by the Lender to the Borrower; or

4.1.2        Other Covenants. If the Borrower defaults in the performance or observance of any term, condition, covenant, or obligation contained in this Note that does not require the payment of money to the Lender, unless such default is remedied within 15 Business Days after notice thereof by the Lender to the Borrower; or

4.1.3        Cross Default. If the Borrower or any Subsidiary is in default under any other indebtedness in excess of $25,000,000 where such default entitles the lender to accelerate prepayment of the debt, and, in each case, such default is not cured in any applicable grace period or waived in writing.

4.1.4        Enforceability. If this Note or any part thereof shall for any reason, cease in any way to be in full force and effect or to be a legal, valid, binding and enforceable obligation of the Borrower, or if it is or becomes unlawful for the Borrower to perform or comply with any or all of its obligations under this Note, or if the validity or enforceability of this Note is disputed in any manner by the Borrower; or

4.1.5        Voluntary Insolvency Actions. If the Borrower or any of the Subsidiaries institutes proceedings for its winding up, liquidation or dissolution, or takes action to become a voluntary bankrupt, or consents to the filing of a bankruptcy proceeding against it, or files a proposal, a notice of intention to make a proposal, a petition or answer or consent seeking reorganization, readjustment, arrangement, composition or similar relief, in each case under any bankruptcy law or any other similar applicable law or consents to the filing of any such petition, or consents to the appointment of a receiver, liquidator, trustee or assignee in bankruptcy or insolvency of all or any material part of the property of the Borrower or any of the Subsidiaries or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due or commits any other act of bankruptcy, or suspends or threatens to suspend transaction of its usual business, or any action is taken by the Borrower or any of the Subsidiaries in furtherance of any of the aforesaid; or

4.1.6        Involuntary Insolvency Proceedings. If proceedings are instituted in any court of competent jurisdiction by any person other than the Borrower or any of the Subsidiaries for the winding up, liquidation or dissolution of the Borrower or any of the Subsidiaries or for any reorganization, readjustment, arrangement, composition or similar relief with respect to the Borrower or any of the Subsidiaries under any bankruptcy law or any other applicable insolvency law, or for the appointment of a receiver, liquidator, trustee or assignee in bankruptcy or insolvency of all or any material part of the property of the Borrower or any of the Subsidiaries, and:

4.1.6.1        at any time thereafter (a) such proceeding is not being contested in good faith by the Borrower or any of the Subsidiaries, or (b) the effect of such proceeding has not been stayed; or

4.1.6.2        such proceeding has not been dismissed within 60 days from and including the day on which it was commenced; or

4.1.6.3        any order sought in any such proceeding is granted or issued; or

4.1.7        Appointment of Receiver. If a receiver, manager, receiver and manager, trustee, custodian or other similar official is appointed in respect of the Borrower or any of the Subsidiaries or any material part of the property of the Borrower or any of the Subsidiaries and, in the case of any such involuntary appointment, at any time thereafter (a) such appointment is not being contested in good faith by the Borrower or any of the Subsidiaries, or (b) the effect of such appointment has not been stayed; or

4.1.8        Bankruptcy Statutes. If any proceeding, voluntary or involuntary, is commenced, or an order or petition is issued, respecting the Borrower or any of the Subsidiaries pursuant to any statute relating to bankruptcy, insolvency, reorganization of debts, liquidation, winding-up or dissolution, and, in the case of any such involuntary proceeding:

4.1.8.1        at any time thereafter (a) such proceeding is not being contested in good faith by the Borrower or any of the Subsidiaries, or (b) the effect of such proceeding has not been stayed; or

4.1.8.2        such proceeding has not been dismissed within 60 days from and including the day on which it was commenced; or

4.1.8.3        any order or petition sought in any such involuntary proceeding is granted or issued; or

4.1.9        Encumbrances. If an encumbrancer takes possession of any material part of the property of the Borrower or any of the Subsidiaries or if a distress or execution or any similar process is levied or enforced against any material part of the property of the Borrower or any of the Subsidiaries; or

4.1.10      Merger, Sale or Disposition of Assets. If the Borrower shall, without the consent of the Lender, (a) enter into any transaction or series of related transactions whereby all or substantially all of its property and assets would become the property of any other person, whether by way of reorganization, consolidation, amalgamation, arrangement, winding-up, merger, transfer, sale, sale-leaseback or otherwise, or (b) enter into any transaction to amalgamate or merge with any other person.

4.2	Remedies Upon Default

Upon the occurrence of any Event of Default, the Lender may by notice given to the Borrower declare all Obligations to be immediately due and payable and the Lender may take such actions and commence such proceedings as may be permitted at law or in equity at such times and in such manner as the Lender in its sole discretion may consider expedient, all without, except as may be required by Applicable Law, any additional notice, presentment, demand, protest, notice of protest, dishonour or any other action. The rights and remedies of the Lender hereunder are cumulative and are in addition to and not in substitution for any other rights or remedies provided by Applicable Law. The Borrower agrees to indemnify the Lender for all costs and expenses incurred in connection with the collection of any of the obligations or other actions taken under this Section.

4.3	Payments and Distributions

All payments and distributions under or in respect of this Note shall be held by the Lender on account of the Obligations without prejudice to any claim by the Lender for any deficiency after such payments and distributions are received by the Lender and the Borrower shall remain liable for any such deficiency. All such payments and distributions may be applied to such part of the Obligations as the Lender may see fit in its sole discretion, and the Lender may at any time change any appropriation of any such payments or distributions or other moneys received by it and reapply the same on any other part of the Obligations as the Lender may see fit, in its sole discretion, notwithstanding any previous application.

4.4	Forbearance

Upon the occurrence of an Event of Default the Lender may elect, in its sole discretion (but shall not in any manner whatsoever be obligated to), forebear from taking any action as a result of such Event of Default.

ARTICLE 5

GENERAL

5.1	Reliance and Non-Merger

All covenants and agreements of the Borrower made herein shall be deemed to have been relied upon by the Lender notwithstanding any investigation heretofore or hereafter made by the Lender or counsel to or any employee or other representative of the Lender and shall survive the execution and delivery of this Note until all Obligations shall have been satisfied and performed.

5.2	Amendment and Waiver

No amendment or waiver of any provision of this Note or consent to any departure by the Borrower from any provision hereof or thereof is effective unless it is in writing and signed by an officer of the Lender and the Borrower. Such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

5.3	Notices

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by facsimile or other means of electronic communication or by hand-delivery as hereinafter provided. Any such notice, if sent by facsimile or other means of electronic communication, shall be deemed to have been received on the day of sending, or if delivered by hand shall be deemed to have been received at the time it is delivered to the applicable address noted below. Notices of change of address shall also be governed by this Section. Notices and other communications shall be addressed as follows:

(a)	if to the Borrower:

Fred Day, Vice President

1200 Smith Street, Suite 640

Two Allen Center

Houston, TX 77002

United States

(b)	if to the Lender: James Bodi, Director 73 Front Street Hamilton, HM 12 Bermuda

5.4	Time

Time is of the essence of this Note.

5.5	Further Assurances

Whether before or after the happening of an Event of Default, the Borrower shall at its own expense do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, things, agreements, documents and instruments in connection with this Note as the Lender may reasonably request from time to time for the purpose of giving effect to the terms of this Note.

5.6	Assignment

5.6.1        This Note shall enure to the benefit of and be binding upon the parties hereto and thereto, their respective successors and any permitted assignee of some or all of the parties' rights or obligations under this Note as permitted under this Section.

5.6.2        Neither the Borrower nor the Lender shall assign all or any part of its rights, benefits or obligations under this Note without the prior written consent of the other.

5.7	Entire Agreement

This Note constitutes the entire agreement between the parties pertaining to the subject matter described herein and therein. There are no warranties, conditions or representations(including any that may be implied by statute), and there are no agreements in connection with such subject matter except as specifically set forth or referred to in this Note.

5.8	Governing Law

This Note shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any other jurisdiction.

IN WITNESS WHEREOF the Borrower has executed this Note effective May 14, 2026.

BIF III US AGGREGATOR (DELAWARE) LLC

By:	/s/ Fred Day
Name:	Fred Day
Title:	Vice President

By:	/s/ Elisabeth Press
Name:	Elisabeth Press
Title:	Senior Vice President

DAWN TOPCO L.P.,
by its general partner, BIF III GP (CAYMAN) L.P.
by its general partner, BIF III GP BERMUDA LIMITED

By:	/s/ Jane Sheere
Name:	Jane Sheere
Title:	Secretary